                                                                    Exhibit 12.1

                      CAREY INSTITUTIONAL PROPERTIES, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES

                                                                        YEAR ENDED DECEMBER 31,
                                             ---------------------------------------------------------------------------------------
                                                                                                              2000 (PRO FORMA (1))
                                                                                                            ------------------------
                                                                                                                NO           50%
                                                                                                            ISSUANCE OF  PROMISSORY
                                                                                                            PROMISSORY   NOTES (3)
                                              1996         1997         1998         1999         2000       NOTES (2)
                                             ---------------------------------------------------------------------------------------
                                                                   (In thousands except per share amounts)
Earnings:

    Net income (4)                            10,146       11,086       13,732       14,836       15,377       20,134       18,136

    Extraordinary items                          275         (427)      (1,638)          --           --           --           --

    Minority Interest                            767          773          809          842          833        1,555        1,555

    Income from equity investments in
      excess of dividends received              (631)        (801)        (808)        (512)        (484)      (1,513)      (1,513)

    Interest expense                          14,241       14,202       13,543       13,818       14,380       19,967       21,977

    Interest component of rental expense          73           76           77           75           83           56           56

    Amortization of capitalized interest          --           --           --           --           --           --           --
                                             -------      -------      -------      -------      -------      -------      -------

    Total                                     24,871       24,909       25,715       29,060       30,189       40,199       40,211

Fixed Charges:

    Interest expense                          14,241       14,202       13,543       13,818       14,380       19,967       21,977

    Interest component of rental expense          73           76           77           75           83           56           56

    Capitalized interest                          --           --           --           --           --           --           --
                                             -------      -------      -------      -------      -------      -------      -------

    Total                                     14,314       14,278       13,620       13,894       14,463       20,023       22,033

Ratio of Earnings to Fixed Charges (5)          1.74         1.74         1.89         2.09         2.09         2.01         1.83

                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                             -----------------------------------------------
                                                                       2001 (PRO FORMA (1))
                                                                     -----------------------
                                                                         NO           50%
                                                                     ISSUANCE OF  PROMISSORY
                                                                     PROMISSORY    NOTES (3)
                                              2000         2001       NOTES (2)
                                             -------      -------    -----------------------
                                                (In thousands except per share amounts)
Earnings:

    Net income (4)                            11,603       12,836       18,690       17,191

    Extraordinary items                           --           --           --           --

    Minority Interest                            623          655        1,407        1,407

    Income from equity investments in
      excess of dividends received              (602)        (853)      (1,729)      (1,729)

    Interest expense                          10,854       10,583       14,382       15,890

    Interest component of rental expense          62           50           50           50

    Amortization of capitalized interest          --            1            1            1
                                             -------      -------      -------      -------

    Total                                     22,540       23,272       32,801       32,810

Fixed Charges:

    Interest expense                          10,854       10,583       14,382       15,890

    Interest component of rental expense          62           50           50           50

    Capitalized interest                          --          170          170          170
                                             -------      -------      -------      -------

    Total                                     10,916       10,803       14,603       16,111

Ratio of Earnings to Fixed Charges (5)          2.06         2.15         2.25         2.04


(1) See pro forma condensed consolidated financial statements included herein.

(2) Assumes all CPA: 10 shareholders elect to receive CIP shares in the merger.

(3) Assumes 50% of CPA: 10 shareholders elect to receive CIP promissory notes in the merger, the maximum being offered pursuant to the merger agreement.

(4) Net income for the years ended December 31, 1996, 1997 and 1998 include extraordinary (charges)/gains on extinguishment of debt equal to ($275), $427, and $1,638 respectively.

(5) Computed as net income from continuing operations before extraordinary items and minority interest, adjusted for income and dividends from equity investments, plus fixed charges (interest, interest component of rental expense, capitalized interest) and amortization of capitalized interest, less capitalized interest, divided by fixed charges.

                     CORPORATE PROPERTY ASSOCIATES 10, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                                               NINE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                             -----------------------------------------------------------      --------------------

                                              1996         1997         1998         1999         2000         2000         2001
                                             ------------------------------------------------------------------------      -------
                                                       (In thousands except per share amounts)                (In thousands except
                                                                                                                per share amounts)
Earnings:

    Net income (1)                             2,990        7,585        5,480        5,062        4,414        3,269        5,561

    Extraordinary items                           --       (3,850)      (1,638)          --           --           --           --

    Minority interest                            583          607          637          652          723          503          752

    Equity income in excess of dividends
      received                                  (585)        (640)        (725)        (813)        (916)        (697)        (792)

    Interest expense                           7,911        6,467        6,130        5,769        5,515        4,159        3,745

    Interest component of rental expense          44           38           32           42           31           23           19

    Amortization of capitalized interest          --           --           --           --           --           --           --
                                             -------      -------      -------      -------      -------      -------      -------

    Total                                     10,944       10,207        9,915       10,711        9,766        7,257        9,285

Fixed Charges:

    Interest expense                           7,911        6,467        6,130        5,769        5,515        4,159        3,745

    Interest component of rental expense          44           38           32           42           31           23           19

    Capitalized interest                          --           --           --           --           --           --           --
                                             -------      -------      -------      -------      -------      -------      -------

    Total                                      7,955        6,506        6,163        5,810        5,545        4,182        3,764

Ratio of Earnings to Fixed Charges (2)          1.38         1.57         1.61         1.84         1.76         1.74         2.47


(1) Net income for the years ended December 31, 1997 and 1998 include extraordinary gains from extinguishment of debt equal to $3,850 and $1,638 respectively.

(2) Computed as net income from continuing operations before extraordinary items and minority interest, adjusted for income and dividends from equity investments, plus fixed charges (interest, interest component of rental expense, capitalized interest) and amortization of capitalized interest, less capitalized interest, divided by fixed charges.